Exhibit 4.35

Exclusive Purchase Option Agreement

regarding

Chengdu Li’ao Culture Communication Co., Ltd.

among

Leo Ou Chen

Tianjin Cyril Information Technology Co., Ltd.

and

Chengdu Li’ao Culture Communication Co., Ltd.

July 1, 2016

Exclusive Purchase Option Agreement

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (this “Agreement”),  dated July 1, 2016, is entered into by and among the following parties:

1.                             Leo Ou Chen (hereinafter as “Existing Shareholder”)

PRC ID card number: ***

2.                          Tianjin Cyril Information Technology Co., Ltd. (“Tianjin Cyril”)

Registered Address:                        Room 807-4, 8th Floor, Chuangzhi Building, 482 Dongman Zhonglu, Tianjin Eco-City

Legal Representative:            Yusen Dai

3.                            Chengdu Li’ao Culture Communication Co., Ltd. (the “Company”)

Registered Address:                                                    Room 808, 8th Floor, Building 1, 1388 Tianfu Avenue
Middle Section, Chengdu High and New Technology District

Legal Representative:            Leo Ou Chen

(Party A, Party B, Party C, Party D and Party E are hereinafter collectively referred to as the “Parties” and individually, as a “Party.”)

WHEREAS:

(1)                                 The Existing Shareholder is the registered shareholder of the Company and legitimately hold the entire equities of the Company. As of the date hereof, the amount of capital contribution and shareholding in the registered capital of the Company is set forth in Appendix 1.

(2)         The Parties agree to make the following arrangements:

(a)                             The Existing Shareholder intends to transfer his equities in the Company to Tianjin Cyril without breach of PRC laws, and Tianjin Cyril intends to accept such transfer;

(b)                            The Company intends to transfer the assets held by the Company to Tianjin Cyril without breach of PRC laws, and Tianjin Cyril intends to accept such transfer:

(c)                              In order to achieve the aforesaid  transfer of equity or assets, the Existing Shareholder and the Company agree to grant respectively exclusive and irrevocable equity transfer option and asset purchase option to Tianjin Cyril, whereby and to the extent permitted under the PRC laws, the Existing Shareholder or the Company shall transfer the Option Equity or the Company’s Assets (as defined below) to Tianjin Cyril and/or any entity or person designated by the Company in accordance with the requirements of this Agreement at the request of Tianjin Cyril;

(d)                                 The Company agrees that the Existing Shareholder shall grant the Rollover Option to Tianjin Cyril pursuant to this Agreement; and

(e)                                  The Existing Shareholder agrees that the Company shall grant the asset purchase option to Tianjin Cyril pursuant to this Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article 1  Definitions

1.1                               Unless otherwise defined in its context, in this Agreement:

“PRC Laws and Regulations”:

means the laws and regulations of the People’s Republic of China, administrative regulations, administrative regulations, local laws and regulations, judicial interpretation and other binding normative documents, each then in effect.

“Rollover Option”:	means an option granted by the Existing Shareholder in accordance with the terms and conditions of this Agreement to Tianjin Cyril to purchase equity of the Company.

“Asset Purchase Option”:	means the option granted by the Company in accordance with the terms and conditions of this Agreement to Tianjin Cyril to purchase any of Company’s assets.

“Option Equity”:	in respect of the Existing Shareholder, means all of the equities in the Company’s registered capital (defined below) held by him, namely 100% equities in the Company’s registered capital.

“Company’s registered capital”:	as of the date hereof, means the Company’s registered capital of RMB1,000,000, which will include any additional registered capital upon any capital increase during the term of this Agreement.

“Transfer Equity”:

means the equity of the Company that Tianjin Cyril may exercise the right in accordance with the provisions of Article 3 of this Agreement to request the Existing Shareholder to transfer to it or any or its designated entity or individual, which could be all or any part of the Option Equity, subject to sole discretion of Tianjin Cyril in accordance with the provisions of the PRC Laws and Regulations and its own business considerations.

“Transfer Asset”:

means the assets of the Company that Tianjin Cyril may exercise the right in accordance with the provisions of Article 3 of this Agreement to request the Company to transfer to it or any or its designated entity or individual, which could be all or any part of the assets of the Company, subject to sole discretion of Tianjin Cyril in accordance with the provisions of the PRC Laws and Regulations and its own business considerations.

“Exercise”:	means that Tianjin Cyril exercises its Rollover Option or Asset Purchase Option.

“Exercise Price”:

means the full consideration paid by Tianjin Cyril or its designated entity or individual to the Existing Shareholder or the Company for the purpose of obtaining the Transfer Equity or the Company’s assets at each exercise.

“Business License”:

means any approval, permission, filing and registration required to be maintained by the Company to conduct legal and valid business operations, including but not limited to Business License for Business Enterprise, Tax Registration Certificate, Telecommunications and Information Services Business License, and other applicable licenses and permits then required by PRC laws.

“The Company’s Assets:

means all tangible and intangible assets owned or authorized to dispose during the term of this Agreement, including but not limited to real estates, movable assets, trademarks, copyrights, patents, know-how, domain names, software use rights and other intellectual properties.

“Material Agreement”:

means any agreement to which the Company is party and has material effect on the Company’s business or assets, including but not limited to the Exclusive Consulting and Service Agreement signed by the Company and Tianjin Cyril on July 1, 2016 and other material agreements regarding the Company’s business.

“Exercise Notice”:	has the meaning ascribed to it in Article 3.7 of this Agreement.

“Confidential Information”:	has the meaning ascribed to it in Article 8.1 of this Agreement.

“Defaulting party”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Breach of contract”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Right of the Party”:	has the meaning ascribed to it in Article 12.5 of this Agreement.

1.2                       Reference to any of the PRC Laws and Regulations in this Agreement shall be deemed to include :

(1)                         any amendments, changes, additions and re-enactments of such PRC Laws and Regulations, regardless of whether it becomes effective before or after the date of this Agreement; and

(2)                         any other decisions, notices and regulations issued thereunder or becoming effective on reliance thereof.

1.3                       Unless otherwise stated in the context of this Agreement, reference to any article, section, clause or paragraph in this Agreement means the corresponding article, section, clause or paragraph of this Agreement.

Article 2  Grant of Rollover Option and Asset Purchase Option

2.1                       The Existing Shareholder hereby agrees to grant to Tianjin Cyril an irrevocable, unconditionally and exclusive option, whereby Tianjin Cyril may request the Existing Shareholder to transfer the Option Equity to Tianjin Cyril or any of its designated entity or individual to the extent permitted under the PRC Laws and Regulations and subject to the terms and conditions of this Agreement.  Tianjin Cyril also agrees to accept such Rollover Option.

2.2                       The Company hereby agrees to grant of the Rollover Option by the Existing Shareholder to Tianjin Cyril pursuant to Section 2.1 and other provisions of this Agreement.

2.3                       The Company hereby agrees to grant Tianjin Cyril an irrevocable, unconditionally and exclusive option, whereby Tianjin Cyril may request the Company to transfer all or any part of the Company’s assets to Tianjin Cyril or any of its designated entity or individual to the extent permitted under the PRC Laws and Regulations and subject to the terms and conditions of this Agreement.  Tianjin Cyril also agrees to accept such Asset Purchase Option.

2.4                       The Existing Shareholder hereby agrees to grant of the Asset Purchase Option by the Company to Tianjin Cyril pursuant to Section 2.3 and other provisions of this Agreement.

Article 3  Exercise of Option

3.1                       Subject to the terms and conditions of this Agreement, Tianjin Cyril has absolute discretion to determine the timing, manner and number of its exercise to the extent permitted by PRC Laws and Regulations.

3.2                       Subject to the terms and conditions of this Agreement and without breach of PRC Laws and Regulations, Tianjin Cyril shall have the right to request at any time the Existing Shareholder to transfer all or any part of the equities of the Company to it or any of its designated entity or individual.

3.3                       Subject to the terms and conditions of this Agreement and without breach of PRC Laws and Regulations, Tianjin Cyril shall have the right to request at any time the Company to transfer all or any part of its assets to it or any of its designated entity or individual.

3.4                       Upon exercise of the Rollover Option, Tianjin Cyril shall have the discretion to specify the number of the Existing Shareholder’s equity to be transferred to Tianjin Cyril and/or its designated entity or individual.  The Existing Shareholder shall transfer the number of equity so requested by Tianjin Cyril to Tianjin Cyril and/or its designated entity or individual. Tianjin Cyril and/or its designated entity or individual shall pay the transfer price to the Existing Shareholder for the equity transferred in connection with  each exercise of the Rollover Option.

3.5                       Upon exercise of the Asset Purchase Option, Tianjin Cyril shall have the discretion to specify the asset of the Company to be transferred to Tianjin Cyril and/or its designated entity or individual.  The Company shall transfer the asset so requested by Tianjin Cyril to Tianjin Cyril and/or its designated entity or individual. Tianjin Cyril and/or its designated entity or individual shall pay the transfer price to the Company for the asset transferred in connection with  each exercise of the Asset Purchase Option.

3.6                       Upon each exercise, Tianjin Cyril may request transfer of the applicable equity or asset to itself, or transfer of all or any part of the applicable equity or asset to any third party designated by it.

3.7                       Upon each exercise, Tianjin Cyril shall issue a notice to excise Rollover Option or Asset Purchase Option (the “Exercise Notice”, the form of which is attached hereto as Appendix II and Appendix III) to the Existing Shareholder or the Company. Upon receipt of the Exercise Notice, the Existing Shareholder or the Company shall immediately transfer the Transfer Equity to Tianjin Cyril and/or any of its designated entity or individual pursuant to Sections 3.4 or 3.5 of this Agreement.

Article 4 Exercise Prices

4.1                       Upon exercise of the Rollover Option, Tianjin Cyril or its designated entity or individual shall pay to the Existing Shareholder a transfer price equal to the underlying Transfer Equity’s corresponding amount in the company’s registered capital or the lowest price permitted under PRC Laws and Regulations, whichever is lower.  The Existing Shareholder covenants  and agrees that it has been fully compensated by Tianjin Cyril, and therefore shall within ten (10) business days upon receipt of the transfer price and at the request of Tianjin Cyril (a) subject to compliance with PRC Laws and Regulations, transfer all of the transfer price to Tianjin Cyril or any of its designated entity or individual, or (b) transfer the transfer price to a bank account designated by Tianjin Cyril for expenditure and use under oversight of Tianjin Cyril.

4.2                       Upon exercise of the Asset Purchase Option, Tianjin Cyril or its designated entity or individual shall pay to the Company a transfer price equal to the lowest price permitted under PRC Laws and Regulations.  The Company covenants and agrees that it has been fully compensated by Tianjin Cyril, and therefore shall within ten (10) business days upon receipt of the transfer price and at the request of Tianjin Cyril (a) subject to compliance with PRC Laws and Regulations, transfer all of the transfer price to Tianjin Cyril or any of its designated entity or individual, or (b) transfer the transfer price to a bank account designated by Tianjin Cyril for expenditure and use under oversight of Tianjin Cyril.

Article 5 Representations and warranties

5.1                       The Existing Shareholder hereby represents and warrants as follows:

5.1.1             It is a Chinese citizen with full capacity, has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement, and may independently act as a party in any lawsuit.

5.1.2             The Company is a limited liability company that is duly incorporated and legally existing under the PRC Laws and Regulations, and is qualified as an independent legal person. It has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.1.3             It has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.1.4             This Agreement is legally and duly signed and delivered by the Existing Shareholder. This Agreement constitutes its legal and binding obligations and may be enforced under the terms of this Agreement.

5.1.5             The Existing Shareholder is the registered legal owner of the Option Equity as of the date of this Agreement.  Other than the pledge created under the Equity Pledge Agreement dated July 1, 2016 and any amendment and/or restatement thereof, the rights provided the Shareholder’s Voting Rights Agreement dated July 1, 2016, each made among the Company, Tianjin Cyril and the Existing Shareholder, and the rights provided hereunder, The Option Equity has no lien, pledge, claim, any other security interest or third party rights. Under this agreement, Tianjin Cyril and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Transfer Equity free from any lien, pledge, claim and any other security interest or third party right.

5.1.6             To the knowledge of the Existing Shareholder, there is no lien, mortgage, claim and any other security interest or third party rights upon the Company’s assets.  Under this agreement, Tianjin Cyril and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Company’s assets free from any lien, pledge, claim and any other security interest or third party right.

5.1.7             Unless otherwise required by PRC Laws and Regulations, the Existing Shareholder may not require the Company to declare distribution or make payment of any distributable profits, bonus or dividends.  If the Existing Shareholder receives any profits, bonus or dividends from the Company, the Existing Shareholder shall, at the request of Tianjin Cyril, (a) grant it to Tianjin Cyril or any of its designated entity or individual subject to compliance with PRC Laws and Regulations, or (b) transfer it to a bank account designated by Tianjin Cyril for expenditure and use under oversight of Tianjin Cyril.

5.2                       The Company hereby represents and warrants as follows;

5.2.1             The Company is a limited liability company that is duly incorporated and legally existing under the PRC Laws and Regulations, and is qualified as an independent legal person. It has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.2.2             It has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.2.3             This Agreement is legally and duly signed and delivered by the Company, and constitutes its legal and binding obligations.

5.2.4             There are no liens, mortgages, claims and other security interests and third party rights upon the Company’s assets.  Under this Agreement, Tianjin Cyril and any of its designated entity or individual shall, upon exercise of applicable option, obtain good ownership of the Company’s assets free from any lien, pledge, claim and any other security interest or third party right.

5.2.5             Unless otherwise required by PRC Laws and Regulations, the Company shall not declare any distribution or make payment of any distributable profits, bonus or dividends.

5.3                       Tianjin Cyril represents and warrants as follows;

5.3.1             Tianjin Cyril is a limited liability company which is duly incorporated and validly existing under PRC Laws and Regulations, and has an independent legal person status.  Tianjin Cyril has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as a party in any lawsuit.

5.3.2             Tianjin Cyril has the complete power and authority to enter into, deliver and perform this Agreement and all other documents relating to the transactions contemplated under this Agreement, as well as the complete power and authority to complete the transactions contemplated under this Agreement.

5.3.3             This Agreement is legally and duly signed and delivered by Tianjin Cyril, and constitutes its legal and binding obligations.

Article 6 Covenants of the Existing Shareholder

The Existing Shareholder hereby covenants as follows;

6.1                       During the term of this Agreement, without the prior written consent of Tianjin Cyril;

6.1.1             It will not assign or otherwise dispose of any Option Equity or create any security interest or third party right thereupon;

6.1.2             It will not increase or decrease the registered capital of the Company or merge the Company with any other entity;

6.1.3             It will not, or cause the management of the Company to, dispose of any material asset of the Company (except in the ordinary course of business);

6.1.4             It will not terminate or cause the management of the Company to terminate any material agreement entered into by any Company, or enter into any other agreement that conflicts with any existing material agreement;

6.1.5             It will not appoint or replace any director, supervisor or any other management member of the Company which shall be appointed or replaced by the Existing Shareholder;

6.1.6             It will not procure the Company to declare distribution or make payment of any distributable profits, bonus or dividends;

6.1.7             it will ensure that the company is in perpetual existence and not terminated, liquidated or dissolved;

6.1.8             It may not amend the Company’s articles;

6.1.9             It will ensure that the Company shall not lend or borrow a loan, or provide guaranty or any other security, or undertake any substantial obligations other than in its ordinary course of business.

6.2                       During the term of this Agreement, it shall make best efforts to develop the Company’s business and to ensure that the Company is legally operated, and none of its actions or omissions may be prejudicial to the Company’s assets, goodwill or the validity of the Company’s business license.

6.3                       During the term of this Agreement, it shall promptly inform Tianjin Cyril of any circumstance which may have material adverse effect on the Company’s existence, business operation, financial condition, asset or goodwill, and promptly take all measures acceptable to Tianjin Cyril to prevent or remedy such circumstance.

6.4                       Upon issue of the Exercise Notice by Tianjin Cyril:

6.4.1             It shall immediately adopt resolution and take all necessary action to agree that the Existing Shareholder or the Company may transfers all the Transfer Equity or Transfer Asset to Tianjin Cyril and/or any of its designated entity or individual, and waive any right of first refusal it has (if any);

6.4.2             It shall immediately enter into an equity transfer agreement with Tianjin Cyril and/or any of its designated entity or individual, transfer all the Transfer Equity to Tianjin Cyril and/or any of its designated entity or individual at the transfer price and, pursuant to requirements hereunder and applicable laws and regulations, provide support to Tianjin Cyril (including delivery and execution of all relevant legal documents, fulfillment of all government approvals and registration procedures and undertaking of all relevant obligations) necessary for Tianjin Cyril and/or any of its designated entity or individual to obtain all Transfer Equity free from any encumbrance, security interest, third party restrictions or any other restrictions thereon.

6.5                       If the Existing Shareholder receives a transfer price higher than its investment in the Company’s registered capital or any profit distribution, bonus or dividends from the Company, it agrees that without breach of PRC Laws and Regulations, it will forgive any excessive part of the transfer price or any profit distribution, bonus or dividends (exclusive of any relevant taxes), and Tianjin Cyril shall be entitled to such proceeds. The Existing Shareholder shall direct the relevant transferee or company to pay such proceeds to a bank account designated by Tianjin Cyril.

Article 7 The Company’s Covenants

7.1                       The Company hereby covenants as follows:

7.1.1             If execution and performance of this Agreement and grant of the Rollover Option or Asset Purchase Option under this Agreement requires any third party’s consent, license, waiver, authorization or approval, license, or exemption of any government (If legally required), the Company will make efforts to assist in satisfying such conditions.

7.1.2             Without prior written consent of Tianjin Cyril, the Company will not assist or permit the Existing Shareholder to transfer or otherwise dispose of any Option Security or create any security interest or third party right thereupon.

7.1.3             Without prior written consent of Tianjin Cyril, the Company will not transfer or otherwise dispose of any Option Security or create any security interest or third party right thereupon.

7.1.4             The Company shall not engage in or allow any action or activity which may have an adverse effect on the interests of the Company under this Agreement, including but not limited to any action or activity restricted under Section 6.1.

7.2                       Upon issue of the Exercise Notice, Tianjin Cyril shall:

7.2.1             immediately cause the Existing Shareholder to adopt resolution and take any other necessary action, so as to consent to transfer of Transfer Assets at the transfer price from the Company to Tianjin Cyril and/or any of its designated entities or individuals;

7.2.2             immediately enter into assets transfer agreement with Tianjin Cyril and/or any of its designated entities or individuals to transfer the  Transfer Assets at the transfer price from the Company to Tianjin Cyril and/or any of its designated entities or individuals and, pursuant to the requirement of Tianjin Cyril and applicable laws and regulations, procure the shareholders to provide necessary support (including providing and signing all relevant legal documents, effecting all government approval and registration procedures and perform all relevant obligations) so that Tianjin Cyril and/or any of its designated entities or individuals receives the entire Transfer Assets, free from any encumbrance, security interest, third party restriction or any other limitation on the Company’s assets.

Article 8 Confidentiality obligation

8.1                       Whether this Agreement is terminated or not, the parties shall treat in confidence all trade secrets, proprietary information, customer information and other confidential information (hereinafter collectively referred to as “Confidential Information”) of the other Parties received by it in connection with execution and performance of this Agreement. The party receiving the Confidential Information shall not disclose any Confidential Information to any other third party, except with prior written consent of the Disclosing Party or required under applicable laws and regulations or in the jurisdiction where affiliate of any Party is listed.  Other than for performance of this Agreement, Any party receiving Confidential Information shall not use directly or indirectly any Confidential Information.

8.2                       The following information is not confidential: (1) there is written evidence that such information has been legally known to the receiving Party: (2) any information that is known to the public without fault of the receiving party; or (3) any information that is obtained by the receiving Party from legal source.

8.3                       The Party receiving the information may disclose the Confidential Information to its relevant employee, agent or advisor, provided that such Party shall ensure that such employee, agent or advisor comply with the relevant terms and conditions of this Agreement and be held liable for any breach thereof by such employee, agent or advisor.

8.4                       Notwithstanding any other provisions of this Agreement, this Article 8 will survive termination of this Agreement.

Article 10  Term of Agreement

This Agreement shall become effective when it is duly executed by all Parties and terminate upon transfer of all Option Equity and the Company’s Assets to Tianjin Cyril and/or any of its designated entities or individuals in accordance with the terms of this Agreement.

Article 10  Notice

10.1                Any notice, request, claim and other correspondence required by this Agreement or made under this Agreement shall be delivered in writing to the applicable Party.

10.2                If the above notice or other communication is sent in the form of fax or telex, it will be deemed to be delivered upon delivery; if sent by person, it shall be deemed to have been delivered upon personal delivery; if sent by mail, it will be deemed to be delivered five (5) days after the mailing.

Article 11  Liability for Breach of Contract

11.1                The Parties agree and confirm that if any Party (hereinafter referred to as “Defaulting party”) materially breach any provision under this Agreement or substantially fails to perform or delays in performing any obligation under this Agreement (Hereinafter referred to as “default”), the non-defaulting Parties shall have the right to request the Defaulting party to correct the default or take remedial measures within a reasonable period of time.  If the Defaulting Party fails to do so within a reasonable period of time or within ten (10) days after written notice from the non-defaulting Parties requesting such correction, the non-defaulting Parties shall have the right to decide as follows:

11.1.1      If the Existing Shareholder or the Company is the Defaulting Party, Tianjin Cyril shall have the right to terminate this Agreement and hold the Defaulting Party liable for any damages; and

11.1.2      If Tianjin Cyril is the Defaulting Party, the non-defaulting Party shall have the right to hold the Defaulting Party liable for any damages, but unless otherwise provided by law, it has no right to terminate this Agreement.

11.2                Notwithstanding any other provisions of this Agreement, this Article 11 will survive termination of this Agreement.

Article 12  Miscellaneous

12.1                This Agreement is made in Chinese in three (3) copies. Each Party shall hold one (1) copy.

12.2                The execution, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC Laws and Regulations.

12.3                Any dispute arising under this Agreement and relating to this Agreement shall be settled by negotiations.  If the Parties are unable to reach a consensus within thirty (30) days of the dispute, the dispute shall be submitted to the court having jurisdiction in Beijing for resolution by arbitration.

12.4                Any rights, powers and remedies granted to the Parties under any terms of this Agreement shall not preclude any other rights, powers or remedies entitled by the Parties in accordance with the law and other provisions of this Agreement. No exercise by a Party of its rights, powers and remedies shall preclude its exercise of any other rights, powers and remedies to which such Party is entitled.

12.5                No failure to exercise or delay in exercising of any right, power or remedy by a Party entitled under this Agreement or the law (hereinafter referred to as the “Party’s Rights”) may result in the waiver of the Party’s Rights, and no single or partial waiver of the Party’s Rights shall preclude other exercise of the Party’s Rights and the exercise of the other Party’s Rights.

12.6                The headings of this Agreement are inserted for reference only and, in no event shall be used for or affect the interpretation of the provisions of this Agreement..

12.7                Each article of this Agreement may be divisible and independent of each of the other articles, and in the event that one or several of the provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

12.8                This Agreement, once signed, supersedes any other prior legal documents signed by the Parties with respect to the same subject matter. Any modification or supplement to this Agreement shall be in writing and duly signed by the Parties.

12.9                No Party may assign any rights and/or obligations under this Agreement to any third party without the prior written consent of the other Parties.

12.10         This Agreement shall be binding upon legal assignee or successor of the Parties.

[NO TEXT BELOW]

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

Leo Ou Chen
Signature:	/s/ Leo Ou Chen

Tianjin Cyril Information Technology Co., Ltd.
(Seal) /Seal/

Signature:	/s/ Yusen Dai
Name: Yusen Dai
Title: Legal Representative

Chengdu Li’ao Culture Communication Co., Ltd.
(Seal) /Seal/

Signature:	/s/ Leo Ou Chen
Name: Leo Ou Chen
Title: Legal Representative

Signature Page of EXCLUSIVE PURCHASE OPTION AGREEMENT

Appendix 1:

Company Profile

Company Name:                                 Chengdu Li’ao Culture Communication Co., Ltd.

Registered Address:                                  Room 808, 8th Floor, Building 1, 1388 Tianfu Avenue Middle Section, Chengdu High and New Technology District

Registered Capital:                         RMB 1 million

Legal Representative:               Leo Ou Chen

Ownership structure:

Shareholder name	Contribution in the registered capital (RMB in ten thousands)	Percentage	ID Number/registration number
Leo Ou Chen	100	100%	***
Total	100	100%	—

Appendix 2:

Form Exercise Notice

To Leo Ou Chen:

Considering the undersigned has entered into an Exclusive Purchase Option Agreement (the “Option Agreement”) on July 1, 2016 with you and Chengdu Li’ao Culture Communication Co., Ltd. (“Chengdu Li’ao”), whereby you, to the extent permitted under PRC laws and regulations and at the request of the undersigned, shall transfer your equity interests in Chengdu Li’ao to the undersigned or any third party designated by the undersigned.

NOW, THEREFORE, the undersigned hereby issues to you the following Notice:

The undersigned hereby requests to exercises the Rollover Option under the Option Agreement, whereby you are required to transfer 100% equity of Chengdu Li’ao held by you (the “Proposed Transfer Equity”) to the undersigned or [name of entity/individual] designated by the undersigned.  Upon receipt of this Notice, you will immediately transfer the Proposed Transfer Equity to the undersigned or [name of entity/individual) designated by the undersigned in accordance with the Option Agreement.

Sincerely,

Tianjin Cyril Information Technology Co., Ltd. (Seal)

Authorized Representative:

Date:

Appendix 3:

Form Exercise Notice

To: Chengdu Li’ao Culture Communication Co., Ltd.

Considering the undersigned has entered into an Exclusive Purchase Option Agreement (the “Option Agreement”) on July 1, 2016 with you and Leo Ou Chen, whereby you, to the extent permitted under PRC laws and regulations and at the request of the undersigned, shall transfer your assets to the undersigned or any third party designated by the undersigned.

NOW, THEREFORE, the undersigned hereby issues to you the following Notice:

The undersigned hereby requests to exercises the Asset Purchase Option under the Option Agreement, whereby you are required to transfer all of your assets set forth under the schedule separately provided (the “Proposed Transfer Assets”) to the undersigned or [name of entity/individual] designated by the undersigned.  Upon receipt of this Notice, you will immediately transfer the Proposed Transfer Assets to the undersigned or [name of entity/individual) designated by the undersigned in accordance with the Option Agreement.

Sincerely,

Tianjin Cyril Information Technology Co., Ltd.(Seal)

Authorized Representative:

Date: